EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 33-80906 and 33-66246) of Nortech Systems Incorporated on Form S-8 of our report dated February 24, 2006 appearing in this Annual Report on Form 10-K of Nortech Systems Incorporated for the year ended December 31, 2005.

/s/  MCGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 9, 2006

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